CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Crestview Development Corporation (the “Company”) on Form 10-KSB for the period ended October 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Philip McDonald, President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer) of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)           the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: February 13, 2007

/s/ Philip McDonald

Signature: Philip McDonald

Title: President, Chief Executive Officer, Chief

Financial Officer, Secretary and Treasurer

(Principal Executive Officer, Principal Financial

Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Crestview Development Corporation and will be retained by Crestview Development Corporation and furnished to the Securities and Exchange Commission or its staff upon request.